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                                                                    EXHIBIT 10.5

                               SECURITY AGREEMENT

        THIS SECURITY AGREEMENT (this "AGREEMENT") is made as of December 29, 1999, by and between SPATIALIZER AUDIO LABORATORIES, INC., a Delaware corporation ("DEBTOR"), CPR (USA) INC., a Delaware corporation ("CPR"), LIBERTYVIEW FUNDS, L.P., a Cayman Islands exempted limited partnership ("LP") and successor-in-interest to LIBERTYVIEW PLUS FUND, a Cayman Islands corporation, and LIBERTYVIEW FUND, LLC, a Delaware limited liability company ("LLC", and collectively with CPR and LP, "SECURED PARTY")

        1. Definitions.

        (a) Certain Defined Terms. The following terms, as used herein, have the meanings set forth below:

        ARI - means that certain Agreement Regarding Indebtedness (including all Exhibits annexed thereto) of even date herewith, by and between Debtor and Secured Party.

        Assets - shall mean all of the assets (including but not limited to: tangible, intangible and goodwill, all "equipment" (as defined in the UCC), including, without limitation, all machinery, motor vehicles, trucks, trailers, vessels, and rolling stock and all parts thereof and all additions and accessions thereto and replacements therefor) of the Debtor.

        Collateral - has the meaning assigned to that term in Section 2.

        Event of Default - has the meaning assigned to that term in Section 9.

        Material Adverse Effect - means any effect on the business, operations, properties, results of operations, prospects, or financial condition of the Debtor that is material and adverse to the Debtor and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise in any material respect interfere with the ability of the Debtor to enter into and perform any of its obligations under this Agreement or the Notes in any material respect.

        Notes - mean those certain Secured Non-Negotiable Convertible Promissory Notes of even date herewith, in the aggregate original principal amount of $225,241.10, made and executed by Debtor and issued to Secured Party, and all amendments and supplements thereto, restatements thereof and renewals, extensions, restructuring and refinancings thereof.

        Person - means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

        Proceeds - means all proceeds of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, any Collateral including, without limitation, all claims against third


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parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance with respect to any Collateral, and any condemnation or requisition payments with respect to any Collateral, in each case whether now existing or hereafter arising.

        Secured Obligations - has the meaning assigned to that term in Section
3.

        Security Interests - means the security interests granted pursuant to
Section 2, as well as all other security interests created or assigned as additional security for the Secured Obligations pursuant to the provisions of this Agreement.

        UCC - means the Uniform Commercial Code as in effect on the date hereof in the State of New York, provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

        (b) Other Definition Provisions. References to "SECTIONS", "SUBSECTIONS", "EXHIBITS" and "SCHEDULES" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1(a) may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. All references to statutes and related regulations shall include (unless otherwise specifically provided herein) any amendments of same and any successor statutes and regulations.

        2. Grant of Security Interest

        In order to secure the payment and performance of the Secured Obligations in accordance with the terms thereof, Debtor hereby grants to Secured Party a continuing security interest in and to all right, title and interest of Debtor in the Assets (and any Proceeds therefrom) described on Attachment A hereto, whether now owned or existing or hereafter acquired or arising (all being collectively referred to as the "COLLATERAL").

        3. Security for Obligations

        This Agreement secures the payment and performance of the ARI and the Notes, and all renewals, extensions, restructuring and refinancings thereof (the "SECURED OBLIGATIONS").

        4. Representations and Warranties. Debtor represents and warrants as follows:

               (a) Binding Obligation. This Agreement has duly executed and delivered by the Debtor, which is a legal, valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws or equitable principles relating to or limiting creditor's rights generally. This Agreement is not in violation of any other agreements,


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instruments, orders or judgments by which Debtor is bound or subject. The execution, delivery and performance of this Agreement by Debtor does not require the consent or approval of any other person, entity or governmental agency.

               (b) Location of Assets. All of the Assets are located in the State of California.

               (c) Ownership of Collateral. Debtor owns the Collateral free and clear of any lien, security interest or encumbrance. No effective financing statement or other form of lien notice covering all or any part of the Collateral is on file in any recording office. Debtor is, and as long as this Agreement shall be in effect pursuant to its terms, shall be the sole, record, legal and beneficial owner of, and has good and marketable title to, the Assets, subject to no lien, pledge or encumbrance, except the lien on the Assets created by this Agreement.

               (d) Office Locations; Debtor Names.

                      (i) As of the date hereof, the chief place of business, the chief executive office and the office where Debtor keeps its books and records is located at 20700 Ventura Boulevard, Suite 140, Woodland Hills, CA 91346. Debtor has not maintained any other street address at any time during the five years preceding the date hereof.

                      (ii) Debtor does not do business nor, as of the date hereof, has it done business during the past five years under any corporate name, trade name or fictitious business name except for Debtor's corporate name set forth above.

               (e) Perfection. This Agreement, and the filing of an appropriate UCC-1 financing statement with the Secretary of State of the State of California, create to secure the Secured Obligations a valid, perfected and priority security interest in the Collateral.

               (f) Governmental Authorizations; Consents. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or consent of any other Person is required either
(i) for the grant by Debtor of the Security Interests granted hereby or for the execution, delivery or performance of this Agreement by Debtor, or (ii) for the perfection of or the exercise by Secured Party of its rights and remedies hereunder (except as may have been taken by or at the direction of Debtor or Secured Party) other than the filing of appropriate UCC-1 financing statements in connection with the perfection of the Security Interests.

               (g) Value of Collateral. The value of the Collateral as of the date hereof is equal to not less than Three Hundred Thousand United States Dollars ($300,000).

               (h) Accurate Information. All information heretofore, herein or hereafter supplied to Secured Party by or on behalf of Debtor with respect to the Collateral is and will be accurate and complete in all material respects.


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               (i) Deficiency. Debtor will remain liable for any deficiency in the event that the delivery of the Assets to the Secured Party is insufficient to satisfy the Debtor's obligations under the Notes.

               (j) Survival. From and after the date hereof and so long as this Agreement shall be in effect pursuant to its terms, the Debtor agrees that it shall not take any action that would cause the Debtor to be in breach or default of any of the Secured Obligations, that all representations and warranties made by Debtor shall survive this Agreement and that as of the date hereof, the Secured Party shall be deemed to have a priority lien on the Assets for the purposes and in accordance with the terms and provisions hereof, and the Debtor shall cooperate with the Secured Party and take all action requested by the Secured Party to ensure the representations and warranties shall survive this Agreement with respect thereto.

               (k) Validity. The Debtor's performance of its obligations under this Agreement will not result in the creation or imposition by the Debtor of any liens, charges, claims or other encumbrances upon the Assets, or any of the assets of the Debtor other than the security interest granted under this Agreement.

               (l) No Conflicts. The execution, delivery and performance of this Agreement by the Debtor and the consummation by the Debtor of the transactions contemplated hereby do not and will not (i) result in a violation of its Articles of Incorporation or ByLaws or (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, patent, patent license, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Debtor is a party, or (iii) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Debtor or by which any property or asset of the Debtor is bound or affected, nor is the Debtor otherwise in violation of, in conflict with, or in default under, any of the foregoing except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The business of the Debtor is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

               (m) Insurance. The Debtor is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Debtor believes to be prudent and customary in the businesses in which the Debtor is engaged. The Debtor has no notice to believe that the Debtor will not be able to renew its existing insurance coverage as and when such coverage expires, or obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

               (n) Taxes. Except for the Debtor 's failure to (i) file its federal and state tax returns for its fiscal year 1998, and (ii) pay any federal or state taxes owed for its fiscal year 1998 (which taxes are not of a material amount), all federal, state, city and other tax returns, reports and declarations required to be filed by or on behalf of the Debtor have been filed and such returns are complete and accurate and disclose all taxes (whether based upon income, operations,


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purchases, sales, payroll, licenses, compensation, business, capital, properties or assets or otherwise) required to be paid in the periods covered thereby.

               (o) Title to Assets. Debtor has good and marketable title to the Assets, and all properties and material assets as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Debtor.

        5. Further Assurances; Covenants

               (a) Other Documents and Actions. Debtor will, from time to time, promptly execute and deliver all further instruments and documents prepared by Secured Party at Secured Party's expense, and take all further action that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Debtor will: (i) execute such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby; (ii) at any reasonable time, upon demand by Secured Party exhibit the Collateral to allow inspection of the Collateral by Secured Party or persons designated by Secured Party; and (iii) upon Secured Party's request, appear in and defend any action or proceeding that may affect Debtor's title to, or Secured Party's security interest in, the Collateral.

               (b) Secured Party Authorized. Debtor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of Debtor where permitted by law.

               (c) Corporate or Name Change. Debtor will notify Secured Party promptly in writing at least 30 days prior to (a) any change in Debtor's name and (b) Debtor's commencing the use of any trade name, assumed name or fictitious name.

               (d) Business Locations. Debtor will keep the Collateral at the location specified in Section 4(b) above. Debtor shall give Secured Party thirty
(30) days' prior written notice of any change in its chief place of business or of any new location of business or any new location for any of the Collateral. With respect to any new location (which in any event shall be within the continental United States), Debtor shall execute such documents and take such actions as Secured Party reasonably deems necessary to perfect and protect the Security Interests.

               (e) Bailees. No Collateral shall at any time be in the possession or control of any warehouseman, bailee or Debtor's agents or processors without Secured Party's prior written consent and unless Secured Party, if Secured Party has so requested, has received warehouse receipts or bailee letters reasonably satisfactory to Secured Party prior to the commencement of such storage. Debtor shall, upon the request of Secured Party, notify any such warehouseman, bailee, agent or processor of the Security Interests.


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               (f) Insurance. Debtor currently does maintain and shall maintain insurance with respect to the Collateral of types and in amounts that are customary for similarly situated businesses. Debtor hereby direct all insurers under such policies of insurance with respect to its assets to pay all material proceeds of such insurance policies to Secured Party.

               (g) Taxes and Claims. Debtor will pay (i) all taxes, assessments and other governmental charges imposed upon the Collateral before any penalty accrues thereon and (ii) all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a lien upon any of the Collateral before any penalty or fine is incurred with respect thereto; provided that no such tax, charge or claim need be paid if Debtor is contesting same in good faith by appropriate proceedings promptly instituted and diligently conducted and if Debtor has established such reserve or other appropriate provision, if any, as shall be required in conformity with generally accepted accounting principles consistently applied.

               (h) Collateral Description. Debtor will furnish to Secured Party, from time to time, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail.

               (i) Use of Collateral. Debtor will not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statue, regulation or ordinance or any policy of insurance covering any of the Collateral.

               (j) Records of Collateral. Debtor shall keep full and accurate books and records relating to the Collateral and shall stamp or otherwise mark such books and records in such manner as Secured Party may reasonably request indicating that the Collateral is subject to the Security Interests.

               (k) Other Information. Debtor will, promptly upon request, provide to Secured Party all information and evidence it may reasonably request concerning the Collateral to enable Secured Party to enforce the provisions of this Agreement.

               (l) Maintenance. The Debtor will maintain the condition of the Collateral in such condition as is customary in the businesses in which the Debtor is engaged, and shall take any and all actions necessary for such maintenance as are customary.

        6. Secured Party Appointed Attorney-in-Fact. Debtor hereby irrevocably appoints each Secured Party as its attorney-in-fact, with full authority in the place and stead of Debtor and in the name of Debtor, Secured Party or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable after the occurrence and during the continuation of an Event of Default to accomplish the purposes of this Agreement, including, without limitation:

               (a) to obtain and adjust insurance required to be paid to Secured Party;


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               (b) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for monies due and to become due under or in respect of any of the Collateral;

               (c) to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral;

               (d) to pay or discharge taxes or liens, levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Secured Party in its sole discretion, and such payments made by Secured Party to become obligations of Debtor, due and payable immediately without demand and secured by the Security Interests; and

               (e) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Debtor's expense, at any time or from time to time, all acts and things that Secured Party deems necessary to protect, preserve or realize upon the Collateral.

        Neither Secured Party nor any Person designated by Secured Party shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law other than as a result of Secured Party's or such Person's gross negligence or willful misconduct. These powers, being coupled with an interest, is irrevocable so long as this Agreement shall remain in force.

        7. Transfers and Other Liens

        Debtor shall not, without Secured Party's prior written consent:

               (a) Sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral other than (i) in the ordinary course of its business, (ii) in connection with the replacement of any Collateral of equivalent use and value, or (iii) with respect to the capital stock of Multidisc Technologies, Inc. (a wholly-owned inactive subsidiary of Debtor) or any of the assets of such subsidiary.

               (b) Create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral to secure indebtedness of any Person except for the security interest created by this Agreement.

        8. Events of Default.

        The occurrence of any one or more of the following events shall constitute an Event of Default by Debtor under this Agreement:

               (a) General Default. Debtor shall fail to observe or perform any covenant, obligation, term or condition contained in the ARI, the Notes or this Agreement.


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               (b) Nonpayment. Debtor shall fail to pay any principal, interest or other amount owing under the Notes when and as the same shall be due and payable.

               (c) Material Misrepresentations. Any representation or warranty by the Debtor set forth herein shall prove to be false in any material respect.

               (d) Going Concern. Debtor shall terminate its corporate existence or shall cease to operate as a going concern.

               (e) Judgments. A judgment shall be entered against Debtor or a warrant of execution or similar process shall be issued or levied against its property and within thirty (30) days after such judgment, warrant or process shall not have been paid in full or proper appeal of the same made.

               (f) Relief - Voluntary. Debtor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing.

               (g) Relief - Involuntary. Any involuntary case or other proceeding shall be commenced against Debtor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty (30) days; or an order for relief shall be entered against Debtor under the federal bankruptcy laws as now or hereafter in effect.

               (h) Transfer. The Collateral is sold or transferred by the Debtor in violation of Section 7.

               (i) Other. The occurrence of any "Event of Default" as that term is defined in the Notes.

        9. Remedies

               (a) If any Event of Default shall have occurred and be continuing, Secured Party may declare the entire outstanding principal amount of the Notes immediately due and payable without any notice, demand or other action on the part of Secured Party.

               (b) If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on


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default under the UCC (whether or not the UCC applies to the affected
Collateral) and also may: (i) require Debtor to, and Debtor hereby agrees that it will, at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties; (ii) without notice or demand or legal process, enter upon any premises of Debtor and take possession of the Collateral for sale pursuant to this Section 9; (iii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable;
(iv) notify the obligors on any Accounts or Instruments to make payments there under directly to Secured Party; (v) without notice to Debtor, renew, modify or extend any of the Accounts and Instruments or grant waivers or indulgences with respect thereto or accept partial payment thereof, or substitute any obligor thereon, in any manner as Secured Party may deem advisable, without affecting or diminishing Debtor's continuing obligations hereunder; and (v) and shall have all applicable remedies set forth in the UCC. Debtor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Collateral, if permitted by law, Secured Party may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of Secured Party. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, Debtor hereby specifically waives all rights of redemption, stay or appraisal, which it has or may have under any law now existing or hereafter enacted.

               (c) Upon the occurrence of an Event of Default hereunder, Secured Party shall have the right to enter upon the premises of Debtor where the Collateral is located (or is believed to be located) without any obligation to pay rent to Debtor, or any other place or places where the Collateral is believed to be located and kept, to render the Collateral useable or saleable, to remove the Collateral therefrom to the premises of Secured Party or any agent of Secured Party for such time as Secured Party may desire in order to effectively collect or liquidate the Collateral, and/or to require Debtor to assemble the Collateral and make it available to Secured Party at a place or places to be designated by Secured Party. Upon the occurrence of an Event of Default hereunder, Secured Party shall have the right to take possession of Debtor's original books and records, to obtain access to Debtor's data processing equipment, computer hardware and software relating to the Collateral and to use all of the foregoing and the information contained therein in any manner Secured Party deems appropriate; and Secured Party shall have the right to notify postal authorities to change the address for delivery of Debtor's mail to an address designated by Secured Party and to receive, open and dispose of all mail addressed to Debtor.

        10. Limitation on Duty of Secured Party with Respect to Collateral. Beyond the safe custody thereof, Secured Party shall have no duty with respect to any Collateral in its possession or control (or in the possession or control of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto.


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Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property. Secured Party shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by Secured Party in good faith.

        11. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default as set forth herein, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied (pro rata among each participant in the Secured Party based on the indebtedness then owing): first, to all fees, costs and expenses incurred by Secured Party with respect to the Collateral; and second, to the Secured Obligations. Secured Party shall pay over to Debtor any surplus and Debtor shall remain liable for any deficiency.

        12. Expenses. Debtor agrees to pay all insurance expenses and all expenses of protecting, storing, warehousing, appraising, insuring, handling, maintaining and shipping the Collateral and any and all excise, property, sales and use taxes imposed by any state, federal or local authority on any of the Collateral, or with respect to periodic appraisals and inspections of the Collateral, or with respect to the sale or other disposition thereof. If Debtor fails promptly to pay any portion of the above expenses when due or to perform any other obligation of Debtor under this Agreement, Secured Party may, at its option, but shall not be required to, pay or perform the same, and Debtor agree to reimburse Secured Party therefor on demand, or the Secured Party may deem it to be an Event of Default. All sums so paid or incurred by Secured Party for any of the foregoing, any and all other sums for which Debtor may become liable hereunder and all costs and expenses (including attorneys' fees, legal expenses and court costs) incurred by Secured Party in enforcing or protecting the Security Interests or any of their rights or remedies under this Agreement shall be payable on demand, shall constitute Secured Obligations, shall bear interest until paid at the rate provided in the Notes and shall be secured by the Collateral.

        13. Termination of Security Interests; Release of Collateral. Upon payment in full of all Secured Obligations or upon the conversion of all principal outstanding under the Notes and all interest accrued thereon into shares of common stock, par value $0.01 per share, of the Debtor, the Security Interests shall terminate and all rights to the Collateral shall revert to Debtor. Upon such termination of the Security Interests or release of any Collateral, Secured Party will, at the expense of, and preparation by, the Debtor, execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.

        14. Notices. Each notice, communication and delivery under this
Agreement: (a) shall be made in writing signed by the party giving it; (b) shall specify the section of this Agreement pursuant to which given; (c) shall either be delivered in person or by telecopier, a nationally recognized next business day courier service or Express Mail; (d) unless delivered in person, shall be given to the address specified below; (e) shall be deemed to be given (i) if delivered in person, on the date delivered, (ii) if sent by telecopier, on the date of telephonic confirmation of receipt, (iii) if sent by a nationally recognized next business day courier service with all costs paid, on the next business day after it is delivered to such courier, or (iv) if sent by


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Express Mail (with postage and other fees paid), on the next business day after it is mailed. Such notice shall not be effective unless copies are provided contemporaneously as specified below, but neither the manner nor the time of giving notice to those to whom copies are to be given (which need not be the same as the addressee) shall control the date notice is given or received. The addresses and requirements for copies are as follows:

        If to Debtor: at the address set forth in Section 4(d) above.

        If to Secured Party at their respective addresses set forth in the Notes. Except as otherwise expressly set forth in any particular provision of this Agreement, any consent or approval required or permitted by this Agreement to be given by Secured Party may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by Debtor of any term of this Agreement, the ARI or the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written specific consent of Secured Party. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of Secured Party in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon Debtor shall entitle Debtor to other or further notice or demand in similar or other circumstances. The rights in this Agreement, the ARI and the Notes are cumulative and are not exclusive of any other remedies provided by law. The invalidity, illegality or unenforceability of any provision in or obligation under this Agreement shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement.

        15. Successors and Assigns. This Agreement is for the benefit of Secured Party and its successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the Secured Obligations so assigned, may be transferred with such Secured Obligations. This Agreement shall be binding on Debtor and its successors and assigns, provided that Debtor shall not assign this Agreement without Secured Party's prior written consent.

        16. Changes in Writing. No amendment, modification, termination or waiver of any provision of this Agreement or consent to any departure by Debtor therefrom, shall in any event be effective without the written concurrence of Secured Party and Debtor.

        17. Governing Law/Venue/Jurisdiction. This Agreement shall be exclusively governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of law principles thereof. Each of the parties consents to the exclusive jurisdiction of the U.S. District Court sitting in the Southern District of the State of New York sitting in Manhattan in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if the other party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law. Each party waives its right to a trial by jury.

        18. Headings. Cross reference pages and headings contained herein are for convenience of reference only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

        19. Counterparts. This Agreement may be executed by each party upon a separate copy, and in such case one counterpart of this Agreement shall consist of enough of such copies to reflect the signatures of all of the parties. This Agreement may be executed in two or more counterparts, each of which shall be an original, and each of which shall constitute one and the same agreement. Any party may deliver an executed copy of this Agreement and of any documents contemplated hereby by facsimile transmission to another party and such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Agreement or of such other documents.

        DULY EXECUTED and delivered by the parties on the date first written above.





SPATIALIZER AUDIO LABORATORIES, INC.


By: /S/ Henry R. Mandell
   -------------------------------------
Name: Henry R. Mandell
     -----------------------------------
Title: Interim Chief Executive Officer
      ----------------------------------

                                            CPR (USA) INC.

                                            By: /S/ Steven S. Rogers
                                               ---------------------------------
                                            Name: Steven S. Rogers
                                                 -------------------------------
                                            Title: Managing Director,
                                                  ------------------------------
                                            CPR (USA), Inc.




                                            LIBERTYVIEW FUNDS, L.P.

                                            By: /S/ Steven S. Rogers
                                               ---------------------------------
                                            Name: Steven S. Rogers
                                                 -------------------------------
                                            Title: Authorized Signatory
                                                  ------------------------------


                                            LIBERTYVIEW FUND, LLC

                                            By: /S/ Steven S. Rogers
                                               ---------------------------------
                                            Name: Steven S. Rogers
                                                 -------------------------------
                                            Title: Authorized Signatory
                                                  ------------------------------


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

                                  ATTACHMENT A

                            DESCRIPTION OF COLLATERAL



        The Collateral consists of all Assets (as such term is defined in Section 1(a) of this Agreement) of the Debtor.



                                       14